UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

AIRCASTLE LIMITED

(Name of Registrant as Specified In Its Charter)

Marubeni Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 7, 2019

Marubeni Corporation

Marubeni and Mizuho Leasing to acquire remaining shares of Aircastle Limited

Marubeni Corporation (hereinafter, “Marubeni”), in partnership with Mizuho Leasing Company (hereinafter, “Mizuho Leasing”), announced today that it has entered into a definitive agreements to acquire all of the outstanding common shares of Aircastle Limited (hereinafter, “Aircastle”) (NYSE: AYR) that Marubeni does not currently own (the “Transaction”). The Transaction is subject to Aircastle shareholder approval, customary closing conditions and required regulatory approvals and is expected to close in the first half of 2020.

Under the terms of the Transaction, all Aircastle shareholders except Marubeni will receive US$32 in cash for each Aircastle common share they hold, implying a total firm value of approximately US$7.4bn.

In recent years, the global aircraft leasing market has grown strongly due to robust passenger growth and increasing demand from airline industry for aircraft operating lease. The market growth is expected to remain strong in coming decades as the number of aircrafts in operation is continuing to grow.

Since its initial investment in Aircastle in 2013, Marubeni has developed a strong working relationship with Aircastle as its largest shareholder, providing continuous support for Aircastle’s business growth including deployment of its employees to the Board of Directors and other managerial positions of Aircastle. Marubeni’s support of Aircastle’s business operations has contributed to company’s steady expansion of its asset portfolio and profit base during the period.

After consummation of the Transaction, Marubeni will continue to provide support to Aircastle as a strategic partner to reinforce Aircastle’s business platform further so as to take an advantage of anticipated strong market growth. Marubeni believes that the new ownership structure of Aircastle backed by two strategic partners, Marubeni and Mizuho Leasing, will enhance stability and credibility of the company, supporting its future growth. Marubeni values the talented team Aircastle has built under Mike J. Inglese, and look forward to working with them to enhance the value of the platform.

Aircraft leasing is one of the core businesses of Marubeni’s Finance and Leasing Business Division. Marubeni will seek to expand and evolve its business portfolio in this area and will try to provide solutions for rapidly-growing demand for air transportation across the globe that is essential for global economic growth in the future.

<Outline of Aircastle>

Company Name	: Aircastle Limited

Headquarters	: Connecticut, US

CEO	: Michael J. Inglese

Founded	: 2004

Paid-in Capital	: US$1,469 million (December, 2018)

Business	: Aircraft leasing

Transaction overview

The Transaction will be structured as a reverse triangle merger under Bermuda Law. MM Air Limited ( “MM Air”), a newly-formed joint venture between Marubeni and TDP 1 Limited (hereinafter, “TDP 1”), a wholly owned entity of Mizuho Leasing, will create a wholly owned subsidiary named MM Air MergerSub Limited (“MergerSub”) to merge into Aircastle.

In this merger process, all Aircastle shares owned by existing shareholders except Marubeni will be cancelled and those shareholders will receive cash consideration from MM Air, the parent company of MergerSub. MergerSub shares, wholly owned by MM Air, will be converted into ordinary shares of Aircastle as a surviving company and MM Air will be an owner of all those converted shares. Consequently, Marubeni, who currently holds 28.8% of direct ownership of Aircastle, and MM Air will collectively own 100% of Aircastle.

After the merger process is completed, a transfer of Aircastle shares from MM Air to Marubeni will take place, resulting in Marubeni having 50% direct ownership in Aircastle. Aircastle will continue to be an affiliated company of Marubeni.

[Shares]

(1) Pre-merger number of shares	21,605,347 shares (Ownership ratio : 28.8%
(2) Purchase amount	Approx. US$1,142 million (US$32 per share)
(3) Post-merger number of shares	57,309,829 shares (Ownership ratio (Total of Direct and Indirect) : 75%)

[Schedule]

(1) Date of agreement	November 6, 2019
(2) Date of closing	First Half of 2020 (tentative)

Cautionary Statement Regarding Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements.

All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (i) one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or that the required approval of the merger agreement by the shareholders of Aircastle may not be obtained; (ii) the business of Aircastle may suffer as a result of uncertainty surrounding the transaction and there may be challenges with employee retention as a result of the pending transaction; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) legal proceedings may be initiated related to the transaction; (v) changes in economic conditions, political conditions and changes in laws or regulations may occur; (vi) an event, change or other circumstance may occur that could give rise to the termination of the merger agreement (including circumstances requiring a party to pay the other party a termination fee pursuant to the merger agreement); and (vii) other risk factors as detailed from time to time in Aircastle’s reports filed with the Securities and Exchange Commission (the “SEC”), including Aircastle’s 2018 Annual Report on Form 10-K and Aircastle’s Quarterly Report on Form 10-Q that was filed on August 6, 2019, which are available on the SEC’s Web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this document. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Additional Information and Where to Find It

In connection with the proposed merger, Aircastle intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A, and Aircastle and certain other persons, including Marubeni, intend to file a Schedule 13E-3 transaction statement with the SEC. Following the filing of the definitive proxy statement with the SEC, Aircastle will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain the proxy statement, as well as other filings containing information about Aircastle, free of charge, from the SEC’s Web site (www.sec.gov). Investors may also obtain Aircastle’s SEC filings in connection with the transaction, free of charge, by directing a request to Aircastle Limited, Attention: Investor Relations, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901.

Participants in the Merger Solicitation

Aircastle and its directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Aircastle’s directors and executive officers is available in its definitive proxy statement for its 2019 annual meeting of shareholders filed with the SEC on April 4, 2019. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement relating to the transaction when it becomes available. This document does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.